UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013

CHRISTOPHER & BANKS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31390	06-1195422
(Commission File Number)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of Principal Executive Offices)  (Zip Code)

(763) 551-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2013, the Company's Board of Directors (the “Board”) approved an amendment (the “Amendment”) to the Non-Qualified Stock Option Agreement, dated January 3, 2011, between Christopher & Banks Corporation (the "Company") and Morris Goldfarb (the “Option Agreement”). Pursuant to the Option Agreement, Mr. Goldfarb was granted options to purchase 19,000 shares of the Company's common stock with an exercise price of $6.12. Pursuant to the Option Agreement, the options were scheduled to vest in three equal tranches. The first two tranches vested on July 1, 2011 and July 1, 2012. The third tranch was scheduled to vest on July 1, 2013. The Board approved the Amendment which accelerated the vesting date of the unvested portion of the Option Agreement by four days, such that Mr. Goldfarb's options became fully vested on June 27, 2013. Subsequently, Mr. Goldfarb ceased to be a member of the Board upon the conclusion of the Company's annual meeting of stockholders on June 27, 2013.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)    The 2013 Annual Meeting of Stockholders ("Annual Meeting") of Christopher & Banks Corporation (the "Company") was held on June 27, 2013.
(b)    There were 36,318,762 shares of common stock outstanding and entitled to vote, and 31,706,096 of those shares (87.3% of the outstanding shares) were represented in person or by proxy, at the Annual Meeting.
Four items of business were considered by stockholders at the Annual Meeting:

•	election of eight directors to serve until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

•	adoption of the 2013 Directors' Equity Incentive Plan;

•
ratification of the selection by the Audit Committee of the Board of Directors appointing KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending February 1, 2014; and

•	an advisory vote on executive compensation as disclosed in the Annual Meeting proxy statement (the "say-on-pay" vote).

The results of the voting on the election of directors were as follows:

Nominee	Votes For (% of Voted Shares)	Votes Withheld (% of Voted Shares)	Broker Non-Votes (% of Outstanding Shares)
Mark A. Cohn	25,718,979	1,155,763	4,831,354
	95.7%	4.3%	13.3%
Anne L. Jones	25,681,677	1,193,065	4,831,354
	95.6%	4.4%	13.3%
David A. Levin	25,911,616	963,126	4,831,354
	96.4%	3.6%	13.3%
William F. Sharpe, III	24,096,460	2,778,282	4,831,354
	89.7%	10.3%	13.3%
Paul L. Snyder	24,268,067	2,606,675	4,831,354
	90.3%	9.7%	13.3%
Patricia A. Stensrud	24,271,063	2,603,679	4,831,354
	90.3%	9.7%	13.3%
LuAnn Via	24,268,855	2,605,887	4,831,354
	90.3%	9.7%	13.3%
Lisa W. Wardell	24,266,563	2,608,179	4,831,354
	90.3%	9.7%	13.3%

Accordingly, each of the eight nominees was elected.

The results of the voting on the 2013 Directors' Equity Incentive Plan were as follows:

Votes For (% of Voted Shares)	Votes Against (% of Voted Shares)	Abstentions (% of Outstanding Shares)	Broker Non-Votes (% of Outstanding Shares)
24,971,975	1,539,710	363,057	4,831,354
92.9%	5.7%	1.0%	13.3%

Accordingly, a majority of the votes cast for the approval of the 2013 Directors' Equity Incentive Plan were in favor of the proposal.

The results of the voting on the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending February 1, 2014 were as follows:

Votes For (% of Voted Shares)	Votes Against (% of Voted Shares)	Abstentions (% of Outstanding Shares)
31,300,646	56,731	348,719
98.7%	0.2%	1.0%

Accordingly, a majority of votes cast on the ratification of the auditors were in favor of the proposal and the selection of KPMG LLP as the Company's independent registered public accounting firm was ratified.

The results of the voting on the advisory "say-on-pay" vote were as follows:

Votes For (% of Voted Shares)	Votes Against (% of Voted Shares)	Abstentions (% of Outstanding Shares)	Broker Non-Votes (% of Outstanding Shares)
25,416,308	960,747	497,687	4,831,354
94.6%	3.6%	1.4%	13.3%

Accordingly, a majority of votes cast in the advisory "say-on-pay" vote were "for" approval of the executive compensation as disclosed in the Annual Meeting proxy statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Amendment to Non-Qualified Stock Option Agreement between Christopher & Banks Corporation and Morris Goldfarb.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

Date: June 28, 2013	By:	/s/ Luke R. Komarek
Luke R. Komarek
Senior Vice President,
General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment to Non-Qualified Stock Option Agreement between Christopher & Banks Corporation and Morris Goldfarb.